JOINT FILING AGREEMENT

     The undersigned hereby agree that the Statement on Schedule 13D, dated May 15, 2000 (the "Schedule 13D"), with respect to the Common Stock, par value $0.01 per share, of Westwood One, Inc. is, and any amendments executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 28th day of March, 2002.


                                   Infinity Network, Inc.

                                   By:  /s/ Michael D. Fricklas
					-----------------------
                                        Michael D. Fricklas
                                        Executive Vice President


                                   Infinity Media Corporation

                                   By:  /s/ Michael D. Fricklas
					-----------------------
                                        Michael D. Fricklas
                                        Executive Vice President


				   Infinity Broadcasting Corporation

                                   By:  /s/ Michael D. Fricklas
					-----------------------
                                        Michael D. Fricklas
                                        Executive Vice President


                                   Viacom Inc.

                                   By:  /s/ Michael D. Fricklas
					-----------------------
                                        Michael D. Fricklas
                                        Executive Vice President,
                                        General Counsel and
					Secretary


                                   NAIRI, Inc.


                                   By:  /s/ Sumner M. Redstone
					-----------------------
					Sumner M. Redstone
                                        Chairman and President


                                   National Amusements, Inc.

	                          By:  /s/ Sumner M. Redstone
					-----------------------
	                                  Sumner M. Redstone
                                          Chairman and Chief
					  Executive Officer



                                        /s/ Sumner M. Redstone
					-----------------------
					Sumner M. Redstone
                                        Individually